Exhibit 5.1

ATTORNEYS AT LAW		Broomfield, CO
720 566-4000
4401 Eastgate Mall		Palo Alto, CA
San Diego, CA		650 843-5000
92121-1909		Reston, VA
Main	858 550-6000	703 456-8000
Fax	858 550-6420	San Francisco, CA
415 693-2000
www.cooley.com		Washington, DC
202 842-7800
THOMAS A. COLL
(858) 550-6013
collta@cooley.com

August 24, 2006

Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Amylin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), pursuant to which the Company is registering for resale 180,010 shares of its Common Stock (the “Shares”) under the Securities Act of 1933, as amended, on behalf of certain selling stockholders.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Restated Certificate of Incorporation, as amended, its Second Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Thomas A. Coll

Thomas A. Coll